UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

Dravco Mining Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-50664	88-0474904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 Hornby Street, Suite 210, Vancouver, British
Columbia, Canada	V6C 3B6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 687-6991

1865 Dilworth Drive, Suite 101, Kelowna, British Columbia, Canada, V1Y 9T1
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal officers
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 22, 2005, the appointment of Luis Humberto Goyzueta as Director and Chief Financial Officer of Dravco Mining Inc. (the “Company”) became effective.

Luis Humberto Goyzueta 30, graduated from Bentley College in Boston, Massachusetts in 2002, achieving his BSc in Finance and Economics. He is presently pursuing his Masters degree in Finance at the Universidad del Pacifico in Peru.

Mr. Goyzueta has spent the majority of his working career in the field of natural resource exploration and production. From October 2000 to present, he has served as the General Manager of Compañia Minera Mória S.A.C., a Peruvian gold and silver mining company.

From May 2003 to present he is a Director of Oiltec S.A.C. (Gulf Oil International’s partner in Peru), which imports and markets Gulf’s lubricants throughout the country.

From December 2003 to present he is a Director of Andresmin Gold Corporation, a mining exploration company with land holdings in Peru trading on the NASD-OTC Bulletin Board under the trading symbol ADGD.OB.

From December 2003 to present, Mr. Goyzueta has been the General manager of Interpacific Oil S.A.C, the sole producer in Peru of biodiesel; an environmentally renewable diesel fuel.

From April 2005 to present, Mr. Goyzueta has held the position of General Manager at Agroindustrias Aitor S.A.C., a rice trading company in Northern Peru.

Mr. Goyzueta will receive no compensation for his services as Director and Chief Financial Officer of Dravco Mining Inc.

The Company issued a press release announcing the appointment of Mr. Goyzueta on September 26, 2005. The press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release issued September 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAVCO MINING INC.

By: /s/ Rodney Lozinski
Rodney L. Lozinski
President, Secretary, Treasurer and Director

Dated: September 27, 2005